EXHIBIT 32.1

Certification of Ralph Lauren Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

      In connection with the Quarterly Report of Polo Ralph Lauren Corporation (the “Company”) on Form 10-Q for the period ended July 3, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ralph Lauren, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RALPH LAUREN

Ralph Lauren

August 12, 2004

      A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Polo Ralph Lauren Corporation and will be retained by Polo Ralph Lauren Corporation and furnished to the Securities and Exchange Commission or its staff upon request.